                                                                 Exhibit 11.1
                             THE MACERICH COMPANY
                       Computation of Earnings Per Share
                   (Dollars in thousands, except per share data)




                                    	For the year ended
                              December 31, 1996   December 31, 1995
                           --------------------- ----------------------
Primary

Net income as reported         $18,911	              $11,303
                          ---------------------- ----------------------
                          ---------------------- ----------------------

Weighted average number
 of shares outstanding      20,781,000             15,481,000
Incremental shares
 resulting from stock
    options and
     restricted stock          150,000                 20,000
                         ---------------------- ----------------------
Weighted average number
   of shares of common
     stock and
      equivalents           20,931,000             15,501,000
                         ---------------------- ----------------------

Primary earnings
     per share                   $0.90	                 $0.73
                        ---------------------- ----------------------
                        ---------------------- ----------------------

Fully Diluted

Net income as reported         $18,911	               $11,303
                       ----------------------	 ----------------------
                       ----------------------	 ----------------------

Weighted average number
   of shares outstanding     20,781,000            15,481,000
Incremental shares
   resulting from
    stock options and
     restricted stock           244,000                58,000
                      ---------------------- 	  ----------------------
Weighted average
    number of shares
      of common stock
         and equivalents      21,025,000 	         15,539,000
                      ---------------------- 	  ----------------------
                      ---------------------- 	  ----------------------

     Fully diluted
      earnings per share           $0.90	               $0.73
                      ----------------------	 ----------------------
                      ----------------------	 ----------------------
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